UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 7.01. Regulation FD Disclosure.

In August 2025, Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), a subsidiary of AXT, Inc. (the “Company”), was informed that it has satisfied the applicable requirements for a permit to export indium phosphide and has received export permits from the Ministry of Commerce of the People’s Republic of China to resume shipping indium phosphide substrates to certain additional customers. We believe this will result in several million dollars in revenue that was not included in the Company’s third quarter 2025 forecast, provided on July 31, 2025. The export control restrictions follow the Feb. 4, 2025 announcement by the Ministry of Commerce and the General Administration of Customs of the People’s Republic of China to impose export controls on items related to tungsten, tellurium, bismuth, molybdenum, and indium.

About Beijing Tongmei Xtal Technology

Beijing Tongmei Xtal Technology is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). Beijing Tongmei Xtal Technology is headquartered in Beijing, China and it has manufacturing facilities in three separate locations in China. The company also has partial ownership in joint venture companies that produce raw materials for its manufacturing process. Beijing Tongmei Xtal Technology is a subsidiary of AXT, Inc.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the issuance and timing of export permits for indium phosphide from the Ministry of Commerce of the People’s Republic of China and the resumption of shipping indium phosphide substrates to certain customers. Customer order fulfilment and deliveries are subject to normal operational requirements and the uncertainties of complex international regulations applicable to the exportation of dual use materials and other factors as set forth in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the Company’s control. The Company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

By:	/s/ Gary L. Fischer
Date: August 19, 2025	Gary L. Fischer Chief Financial Officer and Corporate Secretary